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                                                                   Exhibit 10.12


                FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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    THIS FIRST AMENDMENT MADE AND ENTERED INTO at Cleveland, Ohio effective as of this 6th day of December, 1996, by and between FOREST CITY ENTERPRISES, INC. the "Company" and ALBERT B. RATNER the "Employee" to an Agreement between said parties dated September 25, 1989.

    WHEREAS, the Board of Directors of the Company have authorized the Company to purchase a "Split Dollar" Insurance Policy on the life of the Employee.

    NOW, THEREFORE, it is agreed that:

    1. The Employment Agreement dated September 25, 1989 is amended to provide that the Company purchase a FIVE MILLION AND 00/100 DOLLAR ($5,000,000.00) "Split Dollar" Insurance Policy on the life of the Employee in accordance with the terms of a Split Dollar Insurance Agreement And Assignment Of Life Insurance Policy As Collateral dated 26th day of June, 1996 between the Company and the Employee.

    2. In all other respects the Employment Agreement dated September 25, 1989 is in full force and in effect except as amended hereby.

    IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                                        FOREST CITY ENTERPRISES, INC.

                                        By: /s/ Thomas G. Smith
                                           ----------------------------------
                                           Thomas G. Smith, Secretary

                                           /s/ Albert B. Ratner
                                           ----------------------------------
                                           ALBERT B. RATNER, Employee